EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Receives U.S. Government

Award Valued at $48.8 Million for ZBV Military Trailers

AS&E Receives First Order for $34 Million; U.S. Government has an Option to Procure $14.8 Million in Additional Units

BILLERICA, Mass. — April 23, 2010 — American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI), a leading worldwide supplier of innovative X-ray detection solutions, announced today the receipt of a $48.8 million U.S. government award for a significant quantity of ZBV™ Military Trailers (ZBV Mil Trailers). AS&E has received the first ZBV Mil Trailer order for $34 million and under the award the U.S. government has an option to procure up to $14.8 million in additional units. The ZBV Mil Trailer is a ruggedized version of the Company’s patented, top-selling Z Backscatter™ Van (ZBV) system and is ideal for screening vehicles for car and truck bombs. The easily relocatable ZBV Mil Trailer will be deployed by the U.S. government for counterterrorism missions in harsh environments.

“This sizable order follows the successful deployment of a significant number of ZBV Mil Trailers in support of the U.S. government’s counterterrorism operations,” said Anthony Fabiano, President and CEO. “With very high customer satisfaction ratings for quality and reliability, the ZBV Mil Trailer has a record of outstanding performance in harsh field environments — a clear testament of the system’s capability to meet the U.S. government’s rigorous force protection and explosives detection requirements.”

About ZBV Military Trailer

AS&E’s ZBV Mil Trailer is a rugged X-ray screening system built onto a standard military trailer. With one-sided, Z Backscatter™ imaging, security officials can use the ZBV Mil Trailer for screening vehicles, containers, and other cargo for terrorist threats and contraband — simply by towing the trailer past the subjects, or by remaining stationary while vehicles drive past the trailer. The ZBV Mil Trailer employs AS&E’s patented Z Backscatter technology, which produces photo-like images of the contents of a container or vehicle, highlighting organic materials such as explosives and other high-risk materials.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter™ technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), UK Border Agency (UKBA), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad; and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.  As a contractor with the United States government, a significant number of the Company’s government contracts may be terminated at the government’s discretion.